UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2021

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4701

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 17, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative of the several underwriters named on Schedule A thereto (the “Underwriters”) relating to the issuance and sale of (a) 44,700,000 shares of the Company’s common stock (the “Shares”), and (b) warrants to purchase 44,700,000 shares of the Company’s common stock (the “Warrants”) to the Underwriters (the “Offering”). Each share of common stock was sold together with one warrant to purchase one share of common stock at a combined public offering price of $0.39, less underwriting discounts and commissions. The Warrants have an exercise price of $0.39 per share, are exercisable immediately, and will expire five years following the date of issuance. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended.

The Company estimates that net proceeds from the Offering will be approximately $17.5 million, before deducting underwriting discounts and commissions and estimated Offering expenses. The Company expects the Offering to close on December 21, 2021, subject to customary closing conditions. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-256850) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 7, 2021, amended on August 27, 2021 and October 19, 2021, and declared effective by the SEC on October 22, 2021.

The Underwriting Agreement and form of Warrant are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and the foregoing descriptions of the terms of the Underwriting Agreement and the Warrant are qualified in its entirety by reference to such exhibits. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares and the Warrants in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

On December 17, 2021, the Company issued a press release announcing the pricing of the Offering. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 17, 2021
4.1	Form of Warrant
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release dated December 17, 2021, entitled “Abeona Therapeutics Announces Pricing of Public Offering of Common Stock and Warrants”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Brendan M. O’Malley
Name:	Brendan M. O’Malley
Title:	Corporate Secretary

Date: December 17, 2021